Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2015 Results

LAS VEGAS, October 15, 2015 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the third quarter ended September 30, 2015.

Net revenues for the third quarter of 2015 were $996.3 million, compared to $1,370.0 million in the third quarter of 2014. The decline was the result of a 37.9% net revenue decrease from our Macau Operations and a 3.9% net revenue decrease from our Las Vegas Operations. Adjusted property EBITDA (1) was $279.9 million for the third quarter of 2015, a 39.0% decrease from $458.8 million in the third quarter of 2014.

On a US GAAP basis, net income attributable to Wynn Resorts, Limited for the third quarter of 2015 was $73.8 million, or $0.73 per diluted share, compared to net income attributable to Wynn Resorts, Limited of $191.4 million, or $1.88 per diluted share, in the third quarter of 2014.

Adjusted net income attributable to Wynn Resorts, Limited (2) in the third quarter of 2015 was $87.6 million, or $0.86 per diluted share, compared to an adjusted net income attributable to Wynn Resorts, Limited of $199.2 million, or $1.95 per diluted share, in the third quarter of 2014.

Wynn Resorts, Limited also announced today that the Company has approved a cash dividend of $0.50 per common share. This dividend will be payable on November 24, 2015, to stockholders of record on November 12, 2015.

Macau Operations

In the third quarter of 2015, net revenues were $585.1 million, a 37.9% decrease from the $942.3 million generated in the third quarter of 2014. Adjusted property EBITDA in the third quarter of 2015 was $162.8 million, down 50.0% from $325.5 million in the third quarter of 2014.

Table games turnover in the VIP segment was $12.2 billion for the third quarter of 2015, a 51.3% decrease from $25.1 billion in the third quarter of 2014. VIP table games win as a percentage of turnover (calculated before commissions) for the quarter was 3.17%, outside the expected range of 2.7% to 3.0% and above the 2.78% experienced in the third quarter of 2014. The average number of VIP tables decreased to 228 units in the third quarter of 2015 from 251 units in the prior year's third quarter.

Commencing in the second quarter of 2015, the Company determined that it will include the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage in the calculation of table drop in accordance with standard Macau industry practice. Table drop in the mass market segment was $1,196.9 million in the third quarter of 2015, down 13.7% from the 2014 third quarter. Table games win in the mass market segment decreased by 28.3% to $234.7 million in the third quarter of 2015. The mass market win percentage of 19.6% in the third quarter of 2015 was below the 23.6% in the third quarter of 2014.

Slot machine handle for the third quarter of 2015 declined 42.6% from the 2014 period to $824.6 million, and slot win decreased by 43.0% to $41.9 million.

For the third quarter of 2015, total non-casino revenues, before promotional allowances, decreased 22.2% during the quarter to $77.1 million. We achieved an average daily rate ("ADR") of $317, down 3.1% compared to the $327 reported in the 2014 third quarter. Occupancy at Wynn Macau of 95.9% compares to 98.5% in the prior-year period. Revenue per available room ("REVPAR") decreased 5.6% to $304 in the 2015 quarter from $322 in last year’s third quarter.

Las Vegas Operations

For the quarter ended September 30, 2015, net revenues were $411.2 million, a 3.9% decrease from $427.8 million in the third quarter of 2014. Adjusted property EBITDA was $117.1 million, down 12.1% compared to the prior year.

Net casino revenues in the third quarter of 2015 were $152.1 million, a 14.8% decrease from the third quarter of 2014. Table games drop of $491.6 million was down 23.3% from $640.9 million in the 2014 quarter. Table games win percentage was 23.7%, inside the property’s expected range of 21% to 24% and below the 25.7% reported in the 2014 quarter. Slot machine handle of $764.3 million was 3.0% below the $788.1 million in the comparable period of 2014, and slot win was up 15.1% to $54.6 million.

For the third quarter of 2015, total non-casino revenues, before promotional allowances, increased 1.9% from the third quarter of 2014 to $303.6 million.

Room revenues increased 0.2% to $102.8 million during the quarter, versus $102.5 million in the third quarter of 2014. Occupancy reduced to 88.3% from 89.3% and ADR increased 3.0% to $275 from $267. REVPAR was $243 in the 2015 third quarter, 2.1% above the $238 reported in the prior-year quarter.

Food and beverage revenues in the third quarter of 2015 were $142.6 million, up 4.5% compared to the 2014 third quarter. Entertainment, retail and other revenues decreased 1.3% from last year’s quarter to $58.3 million.

Wynn Palace Project in Macau

The Company is currently constructing Wynn Palace, an integrated resort containing a 1,700-room hotel, a performance lake, meeting space, a casino, a spa, retail offerings, and food-and-beverage outlets in the Cotai area of Macau. In July 2013, we signed a $2.6 billion guaranteed maximum price ("GMP") contract for the project’s construction costs. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is approximately $4.1 billion. We expect to open our resort on Cotai in the first half of 2016.

During the third quarter of 2015, we invested approximately $434.9 million in our Cotai project, taking the total investment to $3.1 billion through September 30, 2015.

Wynn Project in Massachusetts

In November 2014, we were awarded a gaming license to develop and construct an integrated resort in Everett, Massachusetts, outside of Boston. The resort will be located on a 33 acre site along the Mystic River. The resort will contain a hotel, a waterfront boardwalk, meeting space, a casino, a spa, retail offerings, and food-and-beverage outlets.

Balance Sheet and Other

Our cash and cash equivalents and investment securities at September 30, 2015 was $2.1 billion.

On September 30, 2015, we amended our Wynn Macau credit facilities to increase our borrowing availability to $3.05 billion equivalent, representing an increase of $550 million equivalent, consisting of a $2.3 billion equivalent senior secured term loan facility and a $750 million equivalent senior secured revolving credit facility. The amended credit facilities extended maturity dates of the senior secured term loan facility to September 2021 and the senior secured revolving credit facility to September 2020. The borrowings under the amended credit facilities will be used to refinance Wynn Macau's existing indebtedness, fund the construction and development of Wynn Palace and for general corporate purposes.

Total debt outstanding at the end of the quarter was $8.7 billion, including $3.6 billion of Wynn Macau debt, $3.2 billion of Wynn Las Vegas debt and $1.9 billion at the parent company.

Conference Call Information

The Company will hold a conference call to discuss its results on October 15, 2015 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to

(and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) “Adjusted property EBITDA” is net income before interest, taxes, depreciation and amortization, pre-opening costs, property charges and other, management and license fees, corporate expenses and other, intercompany golf course and water rights leases, stock-based compensation, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income before pre-opening costs, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value, property charges and other, net of noncontrolling interest and taxes in respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share (“adjusted EPS”) are presented as supplemental disclosures because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income to adjusted property EBITDA, and (iii) adjusted property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues:
Casino	$700,014	$1,071,829	$2,240,321	$3,389,557
Rooms	133,460	135,734	405,427	413,565
Food and beverage	160,283	160,531	477,312	476,676
Entertainment, retail and other	87,008	100,916	264,843	306,411
Gross revenues	1,080,765	1,469,010	3,387,903	4,586,209
Less: promotional allowances	(84,480)	(99,000)	(258,922)	(290,523)
Net revenues	996,285	1,370,010	3,128,981	4,295,686
Operating costs and expenses:
Casino	445,167	647,460	1,435,755	2,112,430
Rooms	37,293	39,235	111,563	112,239
Food and beverage	101,161	91,214	288,519	266,853
Entertainment, retail and other	39,263	40,612	118,554	125,025
General and administrative	116,639	126,834	352,546	366,631
Provision (benefit) for doubtful accounts	2,885	4,695	13,266	(743)
Pre-opening costs	19,467	6,718	52,433	14,792
Depreciation and amortization	80,649	79,027	245,428	234,037
Property charges and other	987	1,640	3,963	13,674
Total operating costs and expenses	843,511	1,037,435	2,622,027	3,244,938
Operating income	152,774	332,575	506,954	1,050,748
Other income (expense):
Interest income	1,465	5,814	4,655	16,072
Interest expense, net of amounts capitalized	(74,079)	(79,048)	(227,298)	(236,069)
Increase (decrease) in swap fair value	(1,287)	2,360	(7,010)	(1,451)
Decrease in Redemption Note fair value	13,720	—	13,720	—
Loss on extinguishment of debt	(5,971)	(3,573)	(126,004)	(7,356)
Equity in income (loss) from unconsolidated affiliates	(2)	567	68	1,173
Other	459	(801)	1,790	(405)
Other income (expense), net	(65,695)	(74,681)	(340,079)	(228,036)
Income before income taxes	87,079	257,894	166,875	822,712
Benefit (provision) for income taxes	3,906	(4,888)	(12,589)	(8,261)
Net income	90,985	253,006	154,286	814,451
Less: net income attributable to noncontrolling interest	(17,219)	(61,600)	(68,661)	(192,243)
Net income attributable to Wynn Resorts, Limited	$73,766	$191,406	$85,625	$622,208
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.73	$1.90	$0.85	$6.17
Diluted	$0.73	$1.88	$0.84	$6.10
Weighted average common shares outstanding:
Basic	101,161	100,959	101,151	100,899
Diluted	101,581	101,999	101,708	101,986
Dividends declared per common share:	$0.50	$1.25	$2.50	$3.75

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to Wynn Resorts, Limited	$73,766	$191,406	$85,625	$622,208
Pre-opening costs, net	15,658	4,849	42,910	10,686
Loss on extinguishment of debt, net	5,401	3,573	125,434	7,356
(Increase) decrease in swap fair value, net	929	(1,703)	5,060	1,051
Decrease in Redemption Note fair value, net	(8,918)	—	(8,918)	—
Property charges and other, net	738	1,056	3,243	9,706
Adjusted net income attributable to Wynn Resorts, Limited (2)	$87,574	$199,181	$253,354	$651,007
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$0.86	$1.95	$2.49	$6.38

Weighted average common shares outstanding - diluted	101,581	101,999	101,708	101,986

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended September 30, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$83,050	$52,692	$17,032	$152,774
Pre-opening costs	13,688	—	5,779	19,467
Depreciation and amortization	32,943	45,215	2,491	80,649
Property charges and other	890	111	(14)	987
Management and license fees	22,368	13,004	(35,372)	—
Corporate expense and other	6,172	5,449	5,185	16,806
Stock-based compensation	3,711	600	4,899	9,210
Equity in loss from unconsolidated affiliates	—	(2)	—	(2)
Adjusted Property EBITDA(1)	$162,822	$117,069	$—	$279,891

	Three Months Ended September 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$234,928	$69,932	$27,715	$332,575
Pre-opening costs	6,718	—	—	6,718
Depreciation and amortization	32,348	45,148	1,531	79,027
Property charges and other	2,097	(457)	—	1,640
Management and license fees	36,088	6,424	(42,512)	—
Corporate expense and other	9,404	11,189	7,290	27,883
Stock-based compensation	3,946	838	5,585	10,369
Equity in income from unconsolidated affiliates	—	176	391	567
Adjusted Property EBITDA(1)	$325,529	$133,250	$—	$458,779

			Three Months Ended September 30,
			2015	2014
Adjusted Property EBITDA(1)			$279,891	$458,779
Pre-opening costs			(19,467)	(6,718)
Depreciation and amortization			(80,649)	(79,027)
Property charges and other			(987)	(1,640)
Corporate expenses and other			(16,806)	(27,883)
Stock-based compensation			(9,210)	(10,369)
Interest income			1,465	5,814
Interest expense, net of amounts capitalized			(74,079)	(79,048)
Increase (decrease) in swap fair value			(1,287)	2,360
Decrease in Redemption Note fair value			13,720	—
Loss on extinguishment of debt			(5,971)	(3,573)
Other			459	(801)
Benefit (provision) for income taxes			3,906	(4,888)
Net income			90,985	253,006
Less: net income attributable to noncontrolling interest			(17,219)	(61,600)
Net income attributable to Wynn Resorts, Limited			$73,766	$191,406

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$307,343	$158,794	$40,817	$506,954
Pre-opening costs	34,228	—	18,205	52,433
Depreciation and amortization	101,501	136,704	7,223	245,428
Property charges and other	2,585	1,220	158	3,963
Management and license fees	73,301	34,458	(107,759)	—
Corporate expense and other	17,451	16,547	25,288	59,286
Stock-based compensation	12,146	2,072	15,988	30,206
Equity in income (loss) from unconsolidated affiliates	—	(12)	80	68
Adjusted Property EBITDA(1)	$548,555	$349,783	$—	$898,338

	Nine Months Ended September 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$737,568	$218,870	$94,310	$1,050,748
Pre-opening costs	14,792	—	—	14,792
Depreciation and amortization	95,614	133,864	4,559	234,037
Property charges and other	14,310	(636)	—	13,674
Management and license fees	118,463	18,920	(137,383)	—
Corporate expense and other	29,271	29,759	24,652	83,682
Stock-based compensation	6,840	2,773	13,101	22,714
Equity in income from unconsolidated affiliates	—	412	761	1,173
Adjusted Property EBITDA(1)	$1,016,858	$403,962	$—	$1,420,820

			Nine Months Ended September 30,
			2015	2014
Adjusted Property EBITDA(1)			$898,338	$1,420,820
Pre-opening costs			(52,433)	(14,792)
Depreciation and amortization			(245,428)	(234,037)
Property charges and other			(3,963)	(13,674)
Corporate expenses and other			(59,286)	(83,682)
Stock-based compensation			(30,206)	(22,714)
Interest income			4,655	16,072
Interest expense, net of amounts capitalized			(227,298)	(236,069)
Decrease in swap fair value			(7,010)	(1,451)
Decrease in Redemption Note fair value			13,720	—
Loss on extinguishment of debt			(126,004)	(7,356)
Other			1,790	(405)
Provision for income taxes			(12,589)	(8,261)
Net income			154,286	814,451
Less: net income attributable to noncontrolling interest			(68,661)	(192,243)
Net income attributable to Wynn Resorts, Limited			$85,625	$622,208

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Macau Operations:
VIP
Average number of table games	228	251	243	264
VIP turnover	$12,218,445	$25,064,646	$44,883,114	$87,424,152
Table games win	$387,082	$697,761	$1,320,650	$2,472,149
VIP win as a % of turnover	3.17%	2.78%	2.94%	2.83%
Table games win per unit per day (a)	$18,422	$30,235	$19,953	$34,263
Mass market
Average number of table games	225	200	221	202
Table drop (b)	$1,196,940	$1,386,905	$3,672,269	$4,186,688
Table games win	$234,697	$327,217	$722,877	$938,976
Table games win %	19.6%	23.6%	19.7%	22.4%
Table games win per unit per day (a)	$11,319	$17,759	$11,988	$17,070

Average number of slot machines	738	588	698	684
Slot machine handle	$824,646	$1,436,074	$2,891,818	$4,292,617
Slot machine win	$41,876	$73,483	$140,791	$208,903
Slot machine win per unit per day (c)	$617	$1,358	$739	$1,120

Room statistics
Occupancy	95.9%	98.5%	96.6%	98.3%
ADR (d)	$317	$327	$323	$333
REVPAR (e)	$304	$322	$312	$327

Las Vegas Operations:
Average number of table games	230	235	234	233
Table drop (b)	$491,616	$640,941	$1,574,537	$1,917,424
Table games win	$116,655	$164,932	$351,647	$470,720
Table games win %	23.7%	25.7%	22.3%	24.5%
Table games win per unit per day (a)	$5,505	$7,619	$5,502	$7,396

Average number of slot machines	1,861	1,864	1,861	1,855
Slot machine handle	$764,263	$788,131	$2,238,594	$2,238,798
Slot machine win	$54,614	$47,446	$154,041	$139,078
Slot machine win per unit per day (c)	$319	$277	$303	$275

Room statistics
Occupancy	88.3%	89.3%	86.6%	88.5%
ADR (d)	$275	$267	$282	$275
REVPAR (e)	$243	$238	$244	$243

(a)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(b)
In Macau, table drop is the amount of cash that is deposited in a gaming table’s drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

(c)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

(d)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(e)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.
SOURCE:
Wynn Resorts, Limited
CONTACT:
Mark Strawn
702-770-7555
investorrelations@wynnresorts.com